UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________________________________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017
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NEENAH PAPER, INC.
(Exact Name Of Registrant As Specified In Charter)
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Delaware    001-32240    20-1308307
(State of Incorporation)    (Commission File No.)    (I.R.S. Employer Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
On November 1, 2017, Neenah Paper, Inc. (the “Company”) announced it had completed the previously announced purchase of the outstanding equity of W.A. Sanders Coldenhove Holding B.V. ("Coldenhove"). Coldenhove is a specialty materials manufacturer based in the Netherlands, with a leading position in digital transfer media and other technical products.
Upon closing, the Company made a cash payment of approximately $45 million. The payment was financed through almost $14 million of available cash on hand, with the balance from incremental borrowing against the Company’s existing global revolving credit facility. Interest rates on the additional short term debt were under two percent. The press release announcing the closing of the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
Exhibit No.         Description of Exhibit
99.1            Press release dated November 1, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)
Date: November 1, 2017	/s/ Steven S. Heinrichs
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.         Description of Exhibit
99.1            Press release dated November 1, 2017